RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Final Pricing Supplement Pricing Supplement Dated October 14, 2011 to the Product Prospectus Supplement, Prospectus Supplement, and Prospectus, Each Dated January 28, 2011	$1,449,000 Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering eleven (11) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Eleven RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	October 14, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	October 19, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

3244	Apple, Inc. (AAPL)	10.25%	$422.00	$337.60	3 Months	78008TVC5	$184,000	100%	$3,220 1.75%	$180,780 98.25%

3245	Amazon.com, Inc. (AMZN)	10.75%	$246.71	$185.03	3 Months	78008TVD3	$60,000	100%	$1,050 1.75%	$58,950 98.25%

3246	The Boeing Company (BA)	10.50%	$63.89	$47.92	3 Months	78008TVE1	$60,000	100%	$900 1.50%	$59,100 98.50%

3248	Deere & Company (DE)	15.25%	$71.39	$53.54	3 Months	78008TVG6	$328,000	100%	$5,740 1.75%	$322,260 98.25%

3250	General Electric Company (GE)	15.25%	$16.60	$13.28	3 Months	78008TVJ0	$362,000	100%	$6,335 1.75%	$355,665 98.25%

3251	The Goodyear Tire & Rubber Company (GT)	22.25%	$12.27	$8.59	3 Months	78008TVK7	$63,000	100%	$1,102.50 1.75%	$61,897.50 98.25%

(continued on the next page)

RBC Capital Markets, LLC

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

3252	Johnson Controls, Inc. (JCI)	15.25%	$32.34	$24.26	3 Months	78008TVL5	$63,000	100%	$1,102.50 1.75%	$61,897.50 98.25%

3253	J.C. Penney Company, Inc. (JCP)	17.75%	$30.04	$22.53	3 Months	78008TVM3	$53,000	100%	$795 1.50%	$52,205 98.50%

3256	piceline.com Incorporated (PCLN)	12.25%	$499.13	$374.35	3 Months	78008TVQ4	$40,000	100%	$500 1.25%	$39,500 98.75%

3257	Ralph Lauren Corporation (RL)	12.00%	$148.22	$111.17	3 Months	78008TVR2	$70,000	100%	$875 1.25%	$69,125 98.75%

3258	Wells Fargo & Company (WFC)	16.00%	$26.67	$20.00	3 Months	78008TVS0	$166,000	100%	$2,490 1.50%	$163,510 98.50%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to eleven (11) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered by this pricing supplement are collectively referred to as the “Notes”. The Notes have a term of three (3) months. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	October 14, 2011

Issuance Date:	October 19, 2011

Valuation Date:	January 17, 2012

Maturity Date:	January 20, 2012

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 19th day of each month during the term of the Note, except for the final coupon, which will be paid on the Maturity Date.

Reference Stocks:	As set forth on the cover page.

Term:	Three months.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $75.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900.00
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800.00
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750.00
$74.50	n/a	Physical or Cash Delivery Amount	10	$745.00
$60.00	n/a	Physical or Cash Delivery Amount	10	$600.00
$50.00	n/a	Physical or Cash Delivery Amount	10	$500.00
$25.00	n/a	Physical or Cash Delivery Amount	10	$250.00
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008TVC5 (AAPL): 0.40% of each stated interest payment (10.25%) in total) will be treated as an interest payment and 9.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVD3 (AMZN): 0.40% of each stated interest payment (10.75%) in total) will be treated as an interest payment and 10.35% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVE1 (BA): 0.40% of each stated interest payment (10.50%) in total) will be treated as an interest payment and 10.10% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVG6 (DE): 0.40% of each stated interest payment (15.25%) in total) will be treated as an interest payment and 14.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVJ0 (GE): 0.40% of each stated interest payment (15.25%) in total) will be treated as an interest payment and 14.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVK7 (GT): 0.40% of each stated interest payment (22.25%) in total) will be treated as an interest payment and 21.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVL5 (JCI): 0.40% of each stated interest payment (15.25%) in total) will be treated as an interest payment and 14.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVM3 (JCP): 0.40% of each stated interest payment (17.75%) in total) will be treated as an interest payment and 17.35% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVQ4 (PCLN): 0.40% of each stated interest payment (12.25%) in total) will be treated as an interest payment and 11.85% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVR2 (RL): 0.40% of each stated interest payment (12.00%) in total) will be treated as an interest payment and 11.60% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TVS0 (WFC): 0.40% of each stated interest payment (16.00%) in total) will be treated as an interest payment and 15.60% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AAPL.”

•
Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AMZN.”

•
The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems. Its common stock trades on the New York Stock Exchange under the symbol “BA.”

•
Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services. Its common stock trades on the New York Stock Exchange under the symbol “DE.”

•
General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock trades on the New York Stock Exchange under the symbol “GE.”

RBC Capital Markets, LLC
P9

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock trades on the New York Stock Exchange under the symbol “GT.”

•
Johnson Controls, Inc. markets automotive systems and building controls. The company supplies seating systems, interior systems, and batteries. Johnson Controls also provides building control systems and services, energy management, and integrated facility management, as well as provides batteries for automobiles and hybrid electric vehicles. Its common stock trades on the New York Stock Exchange under the symbol “JCI.”

•
J.C. Penney Company, Inc., through a subsidiary, operates department stores in the United States and Puerto Rico. The company provides merchandise and services to consumers through department stores, catalog departments, and the Internet. The company markets primarily family apparel, jewelry, shoes, accessories, and home furnishings. Its common stock trades on the New York Stock Exchange under the symbol “JCP.”

•
piceline.com Incorporated enables consumers to use the Internet to save money on a variety of products and services. The company's product allows customers to name their own price on products or services and communicates that demand directly to participating sellers or to their private databases. Participants include domestic and international airlines, and hotel chains. Its common stock trades on the Nasdaq Global Select Market under the symbol “PCLN.”

•
Ralph Lauren Corporation designs, markets, and distributes men's, women's and children's apparel, accessories, fragrances, and home furnishings. The company's products are sold under a wide range of brands.The company’s operations include wholesale, retail and licensing. Its Class A common stock trades on the New York Stock Exchange under the symbol “RL.”

•
Wells Fargo & Company is a diversified financial services company providing banking, insurance, investments, mortgage, leasing, credit cards, and consumer finance. The company operates through physical stores, the Internet and other distribution channels across North America and elsewhere internationally Its common stock trades on the New York Stock Exchange under the symbol “WFC.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, as well as for the first, second and third quarters of 2011 and the period from October 1, 2011 to October 14, 2011.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	200.20	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	9/30/2008	180.91	100.61	113.66
10/1/2008	12/31/2008	116.40	79.16	85.35

1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86

1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	6/30/2010	279.00	199.35	251.53
7/1/2010	9/30/2010	294.73	235.56	283.75
10/1/2010	12/31/2010	326.65	277.77	322.56

1/1/2011	3/31/2011	364.90	324.88	348.45
4/1/2011	6/30/2011	355.00	310.65	335.67
7/1/2011	9/30/2011	422.85	334.22	381.18
10/1/2011	10/14/2011	422.00	354.27	422.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28

1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	6/30/2010	151.09	106.01	109.26
7/1/2010	9/30/2010	161.75	105.80	157.06
10/1/2010	12/31/2010	185.65	151.42	180.00

1/1/2011	3/31/2011	191.60	160.59	180.13
4/1/2011	6/30/2011	206.39	175.39	204.49
7/1/2011	9/30/2011	243.99	177.12	216.23
10/1/2011	10/14/2011	246.71	200.43	246.71

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	87.76	71.59	74.37
4/1/2008	6/30/2008	88.28	65.56	65.72
7/1/2008	9/30/2008	69.50	54.20	57.35
10/1/2008	12/31/2008	58.00	36.25	42.67

1/1/2009	3/31/2009	47.00	29.05	35.58
4/1/2009	6/30/2009	53.34	34.21	42.50
7/1/2009	9/30/2009	55.48	38.92	54.15
10/1/2009	12/31/2009	56.54	47.18	54.13

1/1/2010	3/31/2010	74.53	54.80	72.61
4/1/2010	6/30/2010	76.00	59.84	62.75
7/1/2010	9/30/2010	70.00	59.48	66.54
10/1/2010	12/31/2010	72.49	61.84	65.26

1/1/2011	3/31/2011	74.46	66.00	73.93
4/1/2011	6/30/2011	80.65	70.30	73.93
7/1/2011	9/30/2011	76.20	56.01	60.51
10/1/2011	10/14/2011	65.23	56.90	63.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	94.71	71.65	80.44
4/1/2008	6/30/2008	94.88	70.18	72.13
7/1/2008	9/30/2008	73.84	46.18	49.50
10/1/2008	12/31/2008	49.00	28.55	38.32

1/1/2009	3/31/2009	46.73	24.52	32.87
4/1/2009	6/30/2009	47.98	31.88	39.95
7/1/2009	9/30/2009	47.03	34.91	42.92
10/1/2009	12/31/2009	56.87	40.29	54.09

1/1/2010	3/31/2010	62.08	48.34	59.46
4/1/2010	6/30/2010	63.67	52.77	55.68
7/1/2010	9/30/2010	73.70	53.69	69.78
10/1/2010	12/31/2010	84.85	67.67	83.05

1/1/2011	3/31/2011	97.25	81.80	96.89
4/1/2011	6/30/2011	99.80	77.83	82.45
7/1/2011	9/30/2011	87.12	64.56	64.57
10/1/2011	10/14/2011	72.90	59.92	71.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	37.74	31.65	37.01
4/1/2008	6/30/2008	38.52	26.16	26.69
7/1/2008	9/30/2008	30.39	22.19	25.50
10/1/2008	12/31/2008	25.75	12.58	16.20

1/1/2009	3/31/2009	17.22	5.87	10.11
4/1/2009	6/30/2009	14.55	9.80	11.72
7/1/2009	9/30/2009	17.52	10.50	16.42
10/1/2009	12/31/2009	16.87	14.15	15.13

1/1/2010	3/31/2010	18.93	15.15	18.20
4/1/2010	6/30/2010	19.70	14.28	14.42
7/1/2010	9/30/2010	16.70	13.75	16.25
10/1/2010	12/31/2010	18.48	15.64	18.29

1/1/2011	3/31/2011	21.65	18.13	20.05
4/1/2011	6/30/2011	20.85	17.97	18.86
7/1/2011	9/30/2011	19.52	14.72	15.24
10/1/2011	10/14/2011	16.65	14.03	16.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	29.87	22.36	25.80
4/1/2008	6/30/2008	30.10	17.53	17.83
7/1/2008	9/30/2008	23.10	14.16	15.31
10/1/2008	12/31/2008	15.11	3.94	5.97

1/1/2009	3/31/2009	8.09	3.17	6.26
4/1/2009	6/30/2009	14.26	6.00	11.26
7/1/2009	9/30/2009	18.84	9.98	17.03
10/1/2009	12/31/2009	18.23	11.88	14.10

1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.65	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/31/2011	15.71	11.42	14.98
4/1/2011	6/30/2011	18.83	14.44	16.77
7/1/2011	9/30/2011	18.25	9.15	10.09
10/1/2011	10/14/2011	12.30	8.54	12.27

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	36.42	29.47	33.80
4/1/2008	6/30/2008	36.49	28.57	28.68
7/1/2008	9/30/2008	35.00	26.50	30.33
10/1/2008	12/31/2008	29.75	13.65	18.16

1/1/2009	3/31/2009	19.64	8.37	12.00
4/1/2009	6/30/2009	22.65	11.78	21.72
7/1/2009	9/30/2009	27.88	19.43	25.56
10/1/2009	12/31/2009	28.33	23.63	27.24

1/1/2010	3/31/2010	33.60	27.22	32.99
4/1/2010	6/30/2010	35.70	25.56	26.87
7/1/2010	9/30/2010	31.14	26.07	30.50
10/1/2010	12/31/2010	40.00	29.96	38.20

1/1/2011	3/31/2011	42.42	36.95	41.57
4/1/2011	6/30/2011	42.53	35.37	41.66
7/1/2011	9/30/2011	42.91	25.91	26.37
10/1/2011	10/14/2011	32.64	24.30	32.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	51.42	33.27	37.71
4/1/2008	6/30/2008	46.55	35.68	36.29
7/1/2008	9/30/2008	44.20	27.65	33.34
10/1/2008	12/31/2008	33.70	13.95	19.70

1/1/2009	3/31/2009	22.90	13.72	20.07
4/1/2009	6/30/2009	32.85	19.49	28.71
7/1/2009	9/30/2009	34.54	25.67	33.75
10/1/2009	12/31/2009	37.21	26.47	26.61

1/1/2010	3/31/2010	33.75	23.93	32.17
4/1/2010	6/30/2010	33.75	21.41	21.48
7/1/2010	9/30/2010	27.30	19.44	27.18
10/1/2010	12/31/2010	35.10	26.79	32.31

1/1/2011	3/31/2011	38.61	28.71	35.91
4/1/2011	6/30/2011	41.00	29.82	34.54
7/1/2011	9/30/2011	35.16	23.45	26.78
10/1/2011	10/14/2011	30.95	25.44	30.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	131.69	86.68	120.86
4/1/2008	6/30/2008	144.30	114.39	115.46
7/1/2008	9/30/2008	119.20	62.66	68.43
10/1/2008	12/31/2008	74.11	45.15	73.65

1/1/2009	3/31/2009	88.89	64.97	78.78
4/1/2009	6/30/2009	119.14	78.08	111.55
7/1/2009	9/30/2009	170.33	102.32	165.82
10/1/2009	12/31/2009	231.42	154.28	218.50

1/1/2010	3/31/2010	262.55	192.72	255.00
4/1/2010	6/30/2010	273.87	173.34	176.54
7/1/2010	9/30/2010	358.17	173.75	348.34
10/1/2010	12/31/2010	428.10	325.04	399.55

1/1/2011	3/31/2011	508.99	402.25	506.44
4/1/2011	6/30/2011	561.79	452.34	511.93
7/1/2011	9/30/2011	553.85	441.65	449.46
10/1/2011	10/14/2011	503.87	411.55	499.13

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	68.67	50.55	58.29
4/1/2008	6/30/2008	71.20	57.15	62.78
7/1/2008	9/30/2008	80.51	53.86	66.64
10/1/2008	12/31/2008	65.95	31.22	45.41

1/1/2009	3/31/2009	48.23	31.66	42.25
4/1/2009	6/30/2009	59.50	40.80	53.54
7/1/2009	9/30/2009	78.54	49.20	76.62
10/1/2009	12/31/2009	83.50	71.71	80.98

1/1/2010	3/31/2010	86.97	75.06	85.04
4/1/2010	6/30/2010	95.59	72.56	72.96
7/1/2010	9/30/2010	91.76	71.12	89.86
10/1/2010	12/31/2010	115.43	89.40	110.92

1/1/2011	3/31/2011	128.56	102.33	123.65
4/1/2011	6/30/2011	136.47	114.66	132.61
7/1/2011	9/30/2011	154.59	105.11	129.70
10/1/2011	10/14/2011	148.70	121.33	148.22

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	34.56	24.42	29.10
4/1/2008	6/30/2008	32.34	23.46	23.75
7/1/2008	9/30/2008	42.50	20.46	37.53
10/1/2008	12/31/2008	38.95	19.90	29.48

1/1/2009	3/31/2009	30.09	7.80	14.24
4/1/2009	6/30/2009	28.45	13.65	24.26
7/1/2009	9/30/2009	29.56	22.08	28.18
10/1/2009	12/31/2009	31.53	25.01	26.99

1/1/2010	3/31/2010	31.99	26.37	31.12
4/1/2010	6/30/2010	34.25	25.52	25.60
7/1/2010	9/30/2010	28.77	23.02	25.13
10/1/2010	12/31/2010	31.61	23.37	30.99

1/1/2011	3/31/2011	34.25	30.63	31.70
4/1/2011	6/30/2011	32.63	25.26	28.06
7/1/2011	9/30/2011	29.63	22.59	24.12
10/1/2011	10/14/2011	27.53	22.62	26.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes due January 20, 2012 Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about October 19, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P23